SPECIAL POWER OF ATTORNEY AND AFFIRMATION

STATE OF TENNESSEE)
COUNTY OF BLOUNT)

        KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, hereby (i) make, constitute, and appoint SCARLETT MAY and/or MARGUERITE NAMAN DUFFY, and/or either of them, with full power of substitution, my true and lawful attorney-in-fact for me and in my name, place and stead, with full power to execute, and to do and perform all and every other act necessary to file with the Securities and Exchange Commission timely reports of stock transactions by the undersigned involving the stock of Ruby Tuesday, Inc., and (ii) revoke any and all prior similar appointments authorizing any third party to so file reports of stock transactions involving the stock of Ruby Tuesday, Inc.

        The rights, powers, and authority granted herein shall commence and be in full force and effect on the date of the execution hereof and thereafter until revoked, in writing, by me.

        WITNESS my hand this 5th day of October, 2004.

/s/ G. Price Cooper, IV G. Price Cooper, IV

STATE OF TENNESSEE)
COUNTY OF BLOUNT)

        I, the undersigned, a Notary Public in and for said County and State, hereby certify that G. Price Cooper, IV, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of said instrument, he/she executed the same voluntarily on the day the same bears date.

        Given under my hand and seal this 5th day of October, 2004.

/s/ Mary Jane Trainor NOTARY PUBLIC

My Commission Expires: July 29, 2006